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                                                                    Exhibit 10.2













                              TOYMAX INTERNATIONAL, INC.

                                 EXECUTIVE BONUS PLAN


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                                  TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

OBJECTIVES...................................................................  1

MAINTENANCE OF PLAN..........................................................  1

ELIGIBILITY FOR PARTICIPATION................................................  1

AMOUNT OF AWARD..............................................................  1

DISTRIBUTION OF AWARDS.......................................................  2

GENERAL PROVISIONS...........................................................  2
    Administration of the Plan..............................................  2
    Withholding.............................................................  3
    No Segregation of Assets................................................  3
    Prohibition Against Alienation of Awards................................  3
    No Right to Continued Employment........................................  3
    Amendment and Termination...............................................  4
    Authority of the Board of Directors.....................................  4
    Governing Law...........................................................  4
EXHIBIT A..................................................................  A-1










                                         -i-
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                              TOYMAX INTERNATIONAL, INC.
                                 EXECUTIVE BONUS PLAN
                                 --------------------


                                      OBJECTIVES
                                      ----------

    The Plan is intended to further Toymax International, Inc.'s (the "Company") business purposes by strengthening, through the payment of incentive compensation, the Company's ability to attract, motivate and retain key management employees upon whose judgment, initiative and efforts the Company's successful conduct, development and growth depend.


                                 MAINTENANCE OF PLAN
                                 -------------------

    The Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") shall, in its sole discretion, determine whether to maintain the Plan with respect to each fiscal year beginning on or after April 1, 1997. However, no member of the Compensation Committee who could participate in the Plan if it were maintained in any year, shall vote respecting the maintenance of the Plan for such year.


                            ELIGIBILITY FOR PARTICIPATION
                            -----------------------------

    Except as provided below, participation in the Plan shall be limited to key management employees selected by the Compensation Committee and set forth on Exhibit A hereto. In selecting participants, consideration shall be given to an employee's position to contribute to the furtherance of the Company's business purposes. Employees selected for participation in any year will be notified of their eligibility to participate. At the time of selection for participation, the Compensation Committee shall assign each participant a "target percentage" for the fiscal year under consideration which shall be used in determining such participant's maximum award for such year.


                                   AMOUNT OF AWARD
                                   ---------------

    The Compensation Committee shall have the exclusive power and authority, subject to final approval by the Board of Directors of the Company (the "Board"), to determine the amount, if any, of each participant's award under the Plan for the fiscal year under consideration. In general, individual awards under the Plan shall be based upon the Compensation Committee's allocation among each eligible Plan participant, based upon such participant's performance during the fiscal year under consideration, of all or a portion of an amount equal to
(i) 15% percent of the profit of the Company and its designated affiliates for such year (determined before taxation and awards under the Plan), reduced by
(ii) 15% of the Company's and such affiliates' shareholders' equity during such year, all as determined by the

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Compensation Committee, in its absolute discretion (the "Bonus Pool").
Determinations of awards hereunder shall be made on or before the first day of the third month following the close of each fiscal year for which the Plan is maintained.

    Awards, if any, shall be made at the absolute discretion of the Compensation Committee. Participation in the Plan in any year shall not result automatically in the grant to any participant of an award under the Plan. Any awards for employees who become Plan participants during a fiscal year (e.g. newly hired or promoted employees) may be prorated from the date participation in the Plan commenced. All awards shall be subject to the final approval of the Board.


    Notwithstanding the foregoing, no award hereunder to a participant for any fiscal year shall exceed the lesser of (i) 75% of such participant's base salary for such fiscal year, or (ii) such participant's target percentage of the Bonus Pool for such fiscal year.


                                DISTRIBUTION OF AWARDS
                                ----------------------

    Distribution of awards, if any, will be made to eligible participants in a single lump-sum payment in cash during the first pay period in June following the close of the fiscal year for which the Plan is maintained. Except as may otherwise be agreed in a writing between the Company and a Plan participant, each participant must be an employee in good standing on the last day of the fiscal year for which the Plan is maintained to receive an award under the Plan. Termination of employment prior to such date for any reason (other than death, permanent and total disability or retirement after age 65) will automatically disqualify a participant from receiving any award under the Plan. In cases of termination due to death, permanent and total disability or retirement after age 65, awards (if any) may be made to the former participant (or the former participant's estate, as the case may be) at the discretion of the Compensation Committee.


                                  GENERAL PROVISIONS
                                  ------------------

ADMINISTRATION OF THE PLAN

    The Compensation Committee shall be responsible for the control and management of the operation and administration of the Plan and the proper execution of its provisions. The powers and duties of the Compensation Committee shall include, without limitation, the responsibility to establish, interpret, enforce, amend and revoke from time to time such rules and regulations for the administration of the Plan as the Committee deems appropriate. The Compensation Committee shall be responsible for the construction of the Plan and the determination of all questions arising hereunder.


                                          2
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    The Compensation Committee's determinations hereunder shall be binding and conclusive upon Plan participants, their estates and any other party interested or claiming to be interested in awards under the Plan. Notwithstanding the above or any other provision of the Plan, no person who is eligible in any year to participate in the Plan shall vote respecting any aspect of the Plan's administration for such year.

    The Compensation Committee shall keep all appropriate books of account, records, and data pertaining to the Plan.

WITHHOLDING

    The Company shall have the right to deduct and withhold from any amount which is otherwise payable hereunder any amount which it may determine it is required to deduct or withhold pursuant to any applicable statute, law, regulation or order of any jurisdiction whatsoever.

NO SEGREGATION OF ASSETS

    The Company shall not be required to segregate any funds, create any trust or make any special deposits to fund awards under this Plan provided, however, that the Company, at its discretion, may take such action as it deems appropriate to provide awards hereunder. No action taken to provide the awards described herein shall create or be construed to create a fund or trust of any kind, or a fiduciary relationship between a participant and the Company. Any funds which may be set aside to provide awards under the provisions of this Plan shall continue for all purposes to be a part of the general assets of the Company and subject to the claims of the Company's general creditors. No person other than the Company shall by virtue of the provisions of this Plan have any interest in such funds.

PROHIBITION AGAINST ALIENATION OF AWARDS

    No award hereunder shall be subject in any manner to anticipation, sale, transfer, assignment, pledge, encumbrance or charge and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any such award be in any manner liable for or subject to garnishment, attachment, execution or levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such award.

NO RIGHT TO CONTINUED EMPLOYMENT

    The establishment and continuation of this Plan by the Company shall not confer any legal rights upon any participant to continued employment, nor shall such establishment or continuation interfere with the rights of the Company to discharge any participant and to otherwise treat a participant without regard to the effect which such discharge or treatment might have upon him or her as a participant.


                                          3
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AMENDMENT AND TERMINATION

    This Plan may be amended or terminated, in whole or in part, at any time for any reason by the Board, without the consent of any employee or participant.

AUTHORITY OF THE BOARD OF DIRECTORS

    Notwithstanding any other provision of the Plan (i) all awards under the Plan are discretionary, and (ii) the Board shall have ultimate authority and responsibility with respect to all matters relating to the maintenance, operation and administration of the Plan.

GOVERNING LAW

    This Plan shall be governed by and construed in accordance with the laws of the State of New York.
















                                          4
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                                      EXHIBIT A



FISCAL YEAR BEGINNING 4/1/97:
----------------------------


    Participant                   Target Percentage
    -----------                   -----------------

    Steven A. Lebensfeld                23%

    Harvey Goldberg                     23%

    Kenneth Neil Price                  15%

    Carmine Russo                       15%

    Andrew B. Stein                      8%

    William A. Johnson                   6%

    Sanford B. Frank                     5%

    Amy L. Weltman                       5%






                                         A-1